SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2004

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 8.01. Other events of importance to security holders.

On September 13, 2004, the Company issued a news release announcing that is has closed its fourth 2004 Partnership with $35 Million in subscriptions. This program along with the first three partnerships brings the total subscriptions for 2004 to a PDC record of $100 million

Exhibit 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99 PDC Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date September 14, 2004

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer